Exhibit 99.1

Media contact:	Investors contact:
Neila Matheny	Ingrid Ebeling or Elaine Chen
Engage PR	Market Street Partners
(510) 748-8200, ext. 215	(408) 215-5658
nmatheny@engagepr.com	ir@merunetworks.com

MERU NETWORKS REPORTS FIRST QUARTER 2011

FINANCIAL RESULTS

17% increase in year-over-year products and services revenues

SUNNYVALE, Calif., April 27, 2011 – Meru Networks, Inc., (NASDAQ:MERU), the leader in 802.11n virtualized wireless LAN solutions for enterprise networking, today announced its financial results for the quarter ended March 31, 2011.

First Quarter Financial and Operational Highlights

•	Total revenues of $20.2 million with products and services revenues (excluding ratable) up 17% year-over-year to $18.6 million.

•

Added over 400 new customers during the quarter, more than a 50% increase compared to the new customers that were added in the first quarter of fiscal year 2010, increasing total customer count to over 4,700 worldwide.

First Quarter Fiscal Year 2011 Financial Results

Total revenues for the first quarter of fiscal year 2011 were $20.2 million, up 3% from $19.6 million in the first quarter of fiscal year 2010. Products and services revenues (excluding ratable) for the first quarter of fiscal year 2011 were $18.6 million, up 17% from the $15.9 million reported in the first quarter of fiscal year 2010.

Net loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $3.4 million for the first quarter of 2011, a net loss of $0.20 per basic and diluted share, compared to a net loss of $35.8 million, a net loss per basic and diluted share of $74.19, for the same period of fiscal year 2010. GAAP results for the first quarter of 2011 included stock-based compensation expense of $1.4 million. GAAP results for the first quarter of 2010 included stock-based compensation expense of $532,000, and a $35.2 million expense related to the adjustment to fair value of the warrant liability.

Meru reported first quarter fiscal year 2011 non-GAAP net loss of $2.0 million, or non-GAAP net loss of $0.12 per basic and diluted share, compared to a non-GAAP net loss of $97,000, or non-GAAP net loss per basic and diluted share of $0.20, for the first quarter of fiscal year 2010. Non-GAAP results exclude the impact of stock-based compensation for both periods and adjustments to fair value of the warrant liability for the first quarter of fiscal year 2010. Please refer to the reconciliation of Meru’s GAAP to non-GAAP results provided at the end of this release.

First Quarter Business Highlights

•	During the quarter, Meru announced new relationships with two major distributors, Synnex in the US and the TechData’s Azlan pan-European organization.

•	Meru was awarded 3 new patents (Patent nos. 7,808,908; 7,756,059 and 7,826,426) around its virtualized wireless networking architecture.

•	Meru was recognized by Everything Channel’s CRN Magazine as one of the top 100 2010 Health Care Vendors.

•	Notable first quarter wins and production deployments outside traditional education and health care verticals include:

•	One of the largest retailers in the Mediterranean region in Europe;

•	Facilities for one of the most prestigious American League baseball teams;

•	One of the largest global providers of high performance data centers;

•	A leading global health care informatics technology company; and

•	A large shopping center in the Middle East.

“In the first quarter we added over 400 new customers, further validating the growing market for Meru’s patented virtualized wireless LAN solutions,” said Ihab Abu-Hakima, president and chief executive officer of Meru Networks. “We continue to see a strong and growing market for our wireless LAN solutions, as is evident in recent wins in vertical markets outside our traditional core verticals. We believe the continued investment in our sales teams and channel partners will help to further diversify our customer mix as we continue to expand from our traditional concentration in education markets. This diversification and further expansion into general carpeted enterprise is designed to address needs we believe are underserved by microcell wireless vendors as the influx of iPads, tablets and smartphones gains traction across vertical markets.”

Conference Call Information

Meru will host a conference call for analysts and investors to discuss its first quarter results, today, April 27th at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To join the live call, please dial (877) 852-2926 (domestic) and (253) 237-1123 (international) and reference conference ID 61141341.

A telephone replay will be available two hours following the conclusion of the call for a period of 7 days and can be accessed by dialing (800) 642-1687 for domestic callers and (706) 645-9291 for international callers. The call ID for the replay is 61141341. The live and archived webcast of the first quarter 2011 financial results conference call will also be available at the investor relations section of Meru’s website at http://investors.merunetworks.com.

About Meru Networks, Inc.

Founded in 2002, Meru Networks, Inc, provides a virtualized wireless LAN solution that cost-effectively optimizes the enterprise network to deliver the performance, reliability, predictability and operational simplicity of a wired network, with the advantages of mobility. Meru’s solution represents an innovative approach to wireless networking that utilizes virtualization technology to create an intelligent and self-monitoring wireless network, and enables enterprises to migrate their business-critical applications from wired networks to wireless networks, and become all-wireless enterprises. Meru is headquartered in Sunnyvale, CA, and has operations in the Americas, Europe, the Middle East and Asia Pacific. For more information, visit www.merunetworks.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements and information. All statements other than statements of historical facts, including those statements regarding the company’s belief that the market for Meru’s patented virtualized wireless LAN solutions will continue to grow, the company’s belief that its investment in its sales teams and channel partners will help to further diversify its customer mix as it continue to expand from its traditional concentration in health care and education markets, Meru’s belief that the areas of such diversification and expansion will be in areas that have been underserved by microcell wireless vendors, and the company’s belief that the influx of iPads, tablets and smartphones is gaining traction across vertical markets. These forward-looking statements involve risks and uncertainties, including the risk that the market for Meru’s patented virtualized wireless LAN solutions may not grow as the company expects; risks related to a lengthening customer approval processes, including lengthening of budget approval processes and funding uncertainty for domestic education customers, including the risk that the company will fail to close a material portion of the sales from domestic education transactions that did not close in the first quarter due to longer than expected approval processes and funding uncertainty; the risk that continuing investment in sales coverage and capacity will fail to diversify the company’s customer mix or mitigate against the uncertainty of governmental funding; and the other risks and uncertainties described under the caption “Risk Factors” in Meru Networks’ annual report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 11, 2011, as well as subsequent reports filed with the Securities and Exchange Commission. These forward-looking statements also involve assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial conditions, results of operations, business strategy and financial needs. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update or revise these forward-looking statements, whether as a result of new information, new developments or otherwise.

Non-GAAP Financial Measurements

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Meru reports non-GAAP net income (loss), which excludes stock-based compensation expense and adjustments to the fair value of the warrant liability. Meru believes that its non-GAAP net income (loss) provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Meru also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Meru, all of whom will present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Meru facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Meru’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. Meru believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though these excluded items may be incurred and reflected in Meru’s GAAP financial results.

The material limitation associated with the use of non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Meru’s activities. Meru’s non-GAAP measures may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

MERU NETWORKS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$54,755	$62,270
Short-term investments	4,998	4,999
Accounts receivable, net	10,677	8,796
Inventory	4,943	4,636
Deferred inventory costs, current portion	778	1,273
Prepaid expenses and other current assets	1,046	1,195

Total current assets	77,197	83,169

Property and equipment, net	785	763
Deferred inventory costs, net of current portion	62	77
Other assets	379	359

TOTAL ASSETS	$78,423	$84,368

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,442	$4,302
Accrued liabilities	9,328	10,694
Long-term debt, current portion	1,427	2,808
Deferred revenue, current portion	10,763	12,723

Total current liabilities	24,960	30,527

Deferred revenue, net of current portion	3,973	3,923

Total liabilities	28,933	34,450

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	9	8
Additional paid-in capital	248,062	245,160
Accumulated other comprehensive income (loss)	17	(27)
Accumulated deficit	(198,598)	(195,223)

Total stockholders’equity	49,490	49,918

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$78,423	$84,368

MERU NETWORKS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except for share and per share amounts)

	Three months ended March 31,
	2011	2010
REVENUES:
Products	$15,440	$13,738
Support and services	3,140	2,152
Ratable products and services	1,571	3,729

Total revenues	20,151	19,619

COSTS OF REVENUES:
Products	5,711	4,781
Support and services	897	353
Ratable products and services	852	2,100

Total costs of revenues *	7,460	7,234

Gross profit	12,691	12,385

OPERATING EXPENSES:
Research and development *	3,422	2,777
Sales and marketing *	9,612	7,391
General and administrative *	2,918	2,345

Total operating expenses	15,952	12,513

Loss from operations	(3,261)	(128)

Interest expense, net	(92)	(254)
Other income (expense), net	55	(35,383)

Loss before provision for income taxes	(3,298)	(35,765)

Provision for income taxes	77	50

Net loss	$(3,375)	$(35,815)

Net loss per share of common stock, basic and diluted	$(0.20)	$(74.19)

Shares used in computing net loss per share of common stock, basic and diluted	16,972,165	482,778

* Includes stock-based compensation expense as follows:

Costs of revenues	$66	$12
Research and development	278	54
Sales and marketing	419	83
General and administrative	601	383

	$1,364	$532

MERU NETWORKS, INC.

Condensed Consolidated Statements of Operations

(GAAP to Non-GAAP Reconciliation)

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended March 31,
	2011	2010
GAAP net loss	$(3,375)	$(35,815)
Plus:
a) Stock-based compensation	1,364	532
b) Adjustment of fair value of warrant liability	—	35,186

Non-GAAP net loss	$(2,011)	$(97)

GAAP net loss per share of common stock, basic and diluted	$(0.20)	$(74.19)
Plus:
a) Stock-based compensation	0.08	1.10
b) Adjustment of fair value of warrant liability	—	72.89

Non-GAAP net loss per share of common stock, basic and diluted	$(0.12)	$(0.20)

Shares used in computing basic and diluted net loss per share of common stock	16,972,165	482,778

GAAP loss from operations	$(3,261)	$(128)

Plus stock-based compensation:
Costs of revenues	66	12
Research and development	278	54
Sales and marketing	419	83
General and administrative	601	383

	1,364	532

Non-GAAP income (loss) from operations	$(1,897)	$404

MERU NETWORKS, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,375)	$(35,815)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	146	139
Stock-based compensation	1,364	532
Adjustment of fair value of warrant liability	—	35,186
Amortization of debt issuance costs	26	29
Bad debt expense	5	(46)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,886)	(5)
Inventory	(307)	86
Deferred inventory costs	510	1,556
Prepaid expenses and other assets	129	(1,145)
Accounts payable	(860)	909
Accrued liabilities	(1,327)	551
Deferred revenue	(1,910)	(3,703)

Net cash used in operating activities	(7,485)	(1,726)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(168)	(97)
Purchases of short-term investments	(4,997)	—
Proceeds from maturities of short-term investments	4,998	—

Net cash used in investing activities	(167)	(97)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,532	97
Proceeds from exercise of convertible preferred stock warrants	—	513
Proceeds from long-term debt and line of credit	—	2,486
Repayment of long-term debt and line of credit	(1,407)	(7,559)

Net cash provided by (used in) financing activities	125	(4,463)

Effect of exchange rate changes on cash and cash equivalents	12	(23)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,515)	(6,309)
CASH AND CASH EQUIVALENTS — Beginning of period	62,270	21,283

CASH AND CASH EQUIVALENTS — End of period	$54,755	$14,974

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Meru Networks excludes from its non-GAAP financial measures, the company believes it is appropriate to exclude certain items for the following reasons:

Stock-Based Compensation. When evaluating the performance of its consolidated results, Meru Networks does not consider stock-based compensation charges. Likewise, the Meru Networks management team excludes stock-based compensation expense from its operating plans. In contrast, the Meru Networks management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Meru Networks places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Meru Networks believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Adjustments to the Fair Value of Warrant Liability. When evaluating the performance of its consolidated results, Meru Networks does not consider the extraordinary adjustment to the fair value of the warrant liability made in the first quarter of 2010. Meru Networks management team does not consider the unusual non-cash expense relevant when comparing its recent performance to the periods in which such expense was recorded. Meru Networks believes it is useful to provide a non-GAAP financial measure that excludes the adjustment to fair value of warrant liability in order to better understand the long-term performance of its business.